EXHIBIT 4.17

                                                                 EXECUTION COPY

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                                     WARRANT

                           to Purchase Common Stock of


                                CORECOMM LIMITED


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                                                            Warrant No. CCL-2A

                                                            Original Issue
                                                            Date: April 12, 2001


NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED FOR BY RULE 144 (IF AVAILABLE), SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES
(D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT. THIS LEGEND WILL BE REMOVED UPON THE WRITTEN REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED PRIOR TO OCTOBER 1, 2001.

THIS WARRANT IS SUBJECT TO CANCELLATION PRIOR TO EXERCISE AS SET FORTH HEREIN.


                                                              WARRANT NO. CCL-2A

                                     WARRANT

                                CORECOMM LIMITED

          THIS IS TO CERTIFY THAT MORGAN STANLEY SENIOR FUNDING INC., or registered assigns, is entitled, subject to Section 2.1(a) hereof, at any time after September 30, 2001 and prior to 5:00 P.M., New York City time, on the Expiration Date (such term, and certain other capitalized terms used herein being hereinafter defined), to purchase from CORECOMM LIMITED, a Delaware corporation (the "Company"), up to 1,340,000 shares of Common Stock (as calculated pursuant to Section 2.1(a) and as adjusted pursuant to Section 4 hereof) at the Exercise Price (subject to adjustment as provided in Section 4 hereof), all on the terms and conditions and pursuant to the provisions hereinafter set forth.

1. DEFINITIONS

          As used in this Warrant, the following terms have the respective meanings set forth below:

          "Affiliate" of any specified Person shall mean any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Beneficially Owned" or "Beneficial Owner" shall have the interpretation set forth in Rule 13d-3 of the Exchange Act.

          "Borrower" shall have the meaning assigned thereto in the Credit Agreement.

          "Business Day" shall mean any day that is not a Saturday or Sunday or a day on which banks are required or permitted to be closed in the State of New York.

          "Cashless Exercise" shall have the meaning set forth in Section 2.1(c) hereof.

          "Cashless Exercise Ratio" means a fraction, the numerator of which is the excess of the Fair Value per share of Common Stock on the Exercise Date over the Exercise Price as of the Exercise Date and the denominator of which is the Fair Value per share of the Common Stock on the Exercise Date.

          "Commission" shall mean the Securities and Exchange Commission or any other federal agency then administering the Securities Act and other federal securities laws.

          "Common Stock" shall mean (except where the context otherwise indicates) the Common Stock of the Company, par value $0.01 per share, as constituted on the Original Issue Date, and any capital stock into which such Common Stock may thereafter be changed, and shall also include shares of common stock of any successor or acquiring corporation (as defined in Section 4.6 hereof) received by or distributed to the holders of Common Stock of the Company in the circumstances contemplated by Section 4.6 hereof.

          "Convertible Securities" shall mean evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for, with or without payment of additional consideration in cash or property, shares of Common Stock, either immediately or upon the occurrence of a specified date or a specified event.

          "Credit Agreement" shall mean the credit agreement, dated as of September 28, 2000, as amended and restated as of April 11, 2001, by and among the Company, CoreComm Holdco, Inc., CoreComm Communications, Inc., the Lenders parties thereto and The Chase Manhattan Bank, as Administrative Agent and Collateral Agent.

          "Current Market Price" shall mean as of any specified date the average of the daily market prices of the Common Stock for the twenty (20) consecutive Business Days immediately preceding such date. The "daily market price" for each such Business Day shall be: (i) if the Common Stock is then listed on a national securities exchange or is listed on NASDAQ and is designated as a National Market System security, the last sale price, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or admitted to trading, or, if no such sale takes place on such day, the average of the closing bid and asked prices for the Common Stock on such day as reported on such stock exchange or market system; or (ii) if the Common Stock is not then listed or admitted to trading on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for the Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the NATIONAL DAILY QUOTATION SHEETS, as applicable.

          "Designated Office" shall have the meaning set forth in Section 11 hereof.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

          "Exercise Date" shall have the meaning set forth in Section 2.1(a) hereof.

          "Exercise Notice" shall have the meaning set forth in Section 2.1(a) hereof.

          "Exercise Period" shall mean the period during which this Warrant is exercisable pursuant to Section 2.1 hereof.

          "Exercise Price" shall mean, in respect of a share of Common Stock at any date herein specified, $0.01 per share, as adjusted from time to time pursuant to Section 4 hereof.

          "Expiration Date" shall mean April 11, 2011.

          "Fair Value" per share of Common Stock as of any specified date shall mean (i) if the Common Stock is publicly traded on such date, the Current Market Price per share or (ii) if the Common Stock is not publicly traded on such date, the fair market value per share of Common Stock as determined in good faith by the Board of Directors of the Company and set forth in a written notice delivered to each Holder.

          "Fully Diluted Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be deter mined, all shares of Common Stock Outstanding on such date and all shares of Common Stock issuable in respect of (x) the Warrants outstanding on such date, (y) any Convertible Securities outstanding on such date and (z) any other Stock Purchase Rights outstanding on such date, in each case regardless of whether or not the conversion, exchange, subscription or purchase rights associated with such Convertible Securities or Stock Purchase Rights are presently exercisable.

          "Holder" shall mean the Person in whose name the Warrant set forth herein is registered on the books of the Company maintained for such purpose.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

          "Loans" shall mean loans made pursuant to the Credit Agreement.

          "Majority Warrant Holders" shall mean the holders of Warrants exercisable for the purchase of more than fifty percent (50%) of the aggregate number of shares of Warrant Stock then purchasable upon exercise of all then outstanding Warrants.

          "NASDAQ" shall mean the NASDAQ quotation system, or any successor reporting system.

          "Opinion of Counsel" means a written opinion of counsel (who may be an employee of a Holder) experienced in Securities Act matters chosen by the holder of this Warrant or Warrant Stock issued upon the exercise hereof and reasonably acceptable to the Company.

          "Original Issue Date" shall mean the date on which the Original Warrants were issued, as set forth on the cover page of this Warrant.

          "Original Warrants" shall mean the Warrants originally issued by the Company on the Original Issue Date to Morgan Stanley Senior Funding Inc.

          "Other Property" shall have the meaning set forth in Section 4.6 hereof.

          "Outstanding" shall mean, when used with reference to Common Stock, at any date as of which the number of shares thereof is to be determined, all issued shares of Common Stock, except shares then owned or held by or for the account of the Company or any Subsidiary thereof, and shall include all shares issuable in respect of outstanding scrip or any certificates representing fractional interests in shares of Common Stock.

          "Person" shall mean any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, incorporated organization, association, corporation, special purpose vehicle, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "Purchasable Shares" shall have the meaning set forth in Section 2.1(a) hereof.

          "Registration Agreement" shall mean the Registration Rights Agreement by and between the Company and Morgan Stanley Senior Funding Inc., dated as of January 25, 2001, as amended and restated as of April 12, 2001, as it may be amended and restated from time to time in accordance with its terms.

          "Resale Restriction Termination Date" shall have the meaning set forth in Section 8.1 hereof.

          "Restricted Common Stock" shall mean shares of Common Stock which are, or which upon their issuance on the exercise of this Warrant would be, evidenced by a certificate bearing the restrictive legend set forth in
Section 8.2(a) hereof.

          "Revolving Commitments" shall have the meaning in the Credit
Agreement.

          "Rule 144A" shall have the meaning set forth in Section 8.1 hereof.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

          "Stock Purchase Rights" shall mean any options, warrants or other securities or rights to subscribe to or exercisable for the purchase of shares of Common Stock or Convertible Securities, whether or not immediately exercisable.

          "Subsequent Issuance" shall mean any sale or issuance by the Company of Common Stock, Convertible Securities or Stock Purchase Rights after the Original Issue Date other than:

          (i) any issuance of Warrant Stock upon exercise of the Warrants;

          (ii) any issuance of Common Stock, Convertible Securities or Stock Purchase Rights (and any issuance of Common Stock pursuant to the conversion, exchange or exercise of any such Convertible Securities or Stock Purchase Rights) deemed to have been issued as of the Original Issue Date pursuant to the definition of Fully Diluted Outstanding;

          (iii) any issuance of Common Stock or Convertible Securities (and any issuance of Common Stock pursuant to the conversion or exchange of any Convertible Securities) paid as a dividend with respect to Convertible Securities;

          (iv) any issuance of Common Stock paid as interest with respect to Convertible Securities;

          (v) any issuance of Common Stock upon exchange or redemption of Convertible Securities;

          (vi) any issuance of Common Stock, Convertible Securities or Stock Purchase Rights (and any issuance of Common Stock pursuant to the conversion, exchange or exercise of any such Convertible Securities or Stock Purchase Rights) to a non-Affiliate (as determined prior to the consummation of such transaction) in an arm's length transaction that was approved by a majority of the Board of Directors (or a committee thereof) of the Company;

          (vii) any issuance of Stock Purchase Rights (or any issuance of shares of Common Stock upon exercise of such Stock Purchase Rights) or Common Stock to employees of, or consultants to, the Company or any of its Subsidiaries pursuant to an employee stock option, stock incentive plan, employment agreement or consulting agreement approved by the Board of Directors of the Company in good faith;

          (viii) any issuance of Common Stock, Convertible Securities or Stock Purchase Rights (and any issuance of Common Stock pursuant to the conversion, exchange or exercise of any such Convertible Securities or Stock Purchase Rights) to a non-Affiliate (as determined prior to the consummation of such transaction) (a) in connection with the acquisition of another company, business or assets thereof, (b) to a lender in connection with a financing transaction or the renegotiation of an existing transaction or (c) in connection with strategic transactions involving the Company or any of its Subsidiaries and other entities, including joint ventures, manufacturing, marketing or distribution agreements or technology transfers or development agreements;

          (ix) any issuance of Convertible Securities or Stock Purchase Rights (and any issuance of Common Stock or Stock Purchase Rights pursuant to the exchange or exercise of any such Convertible Securities or Stock Purchase Rights) in connection with the shareholders rights plan of the Company; or

          (x) any other issuance of Common Stock, Convertible Securities or Stock Purchase Rights with respect to which the Majority Warrant Holders shall have waived application of the provisions of Section 4 hereof.

          "Subsidiary" means any corporation or association more than 50% (by number of votes) of the voting stock of which is at the time owned by the Company or by one or more of its Subsidiaries or by the Company and one or more of its Subsidiaries, or any other business entity in which the Company or one or more of its Subsidiaries or the Company and one or more of its Subsidiaries own more than a 50% interest either in the profits or capital of such business entity.

          "Tranche A Term Loans" shall have the meaning in the Credit
Agreement.

          "Transfer" shall mean any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a "sale" thereof within the meaning of Section 2(3) of the Securities Act.

          "Warrant Price" shall mean an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1 hereof, multiplied by (ii) the Exercise Price as of the date of such exercise.

          "Warrants" shall mean the Original Warrants and all warrants issued upon transfer, division or combination of, or in substitution for, such Original War rants or any other such Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

          "Warrant Stock" generally shall mean the shares of Common Stock issued, issuable or both (as the context may require) upon the exercise of Warrants until such time as such shares of Common Stock have either been (i) Transferred in a public offering pursuant to a registration statement filed under the Securities Act or (ii) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Rule 144 thereunder with all transfer restrictions and restrictive legends with respect to such Common Stock being removed in connection with such transaction.

2.   EXERCISE OF WARRANT

          2.1. MANNER OF EXERCISE.

          (a) After September 30, 2001 and until 5:00 P.M., New York City time, on the Expiration Date, the Holder may from time to time exercise this Warrant, on any Business Day, for the number of shares of Common Stock purchasable hereunder (subject to adjustment pursuant to Section 4 hereof) calculated as the product of (x) 1,340,000 MULTIPLIED by (y) the quotient of (I) the difference of (1) 156,100,000 MINUS (2) the dollar amount prepaid on the Tranche A Term Loans and the dollar amount of the reductions of the Revolving Commitments (from the aggregate Revolving Commitments available to the Company on April 12, 2001) determined, in each case, as of 5:00 P.M., New York City time, on September 30, 2001 DIVIDED by (II) 156,100,000 (the number of shares of Warrant Stock purchasable under this Warrant, if any, shall be referred to as the "Purchasable Shares"). The determination of the Purchasable Shares pursuant to the foregoing formula shall be calculated and certified by the Principal Accounting Officer of the Company at 5:00 P.M., New York City time, on September 30, 2001 and absent manifest error such determination shall be final, binding and conclusive on the Holder. The Company shall deliver to the Holder, at the address on file at the Company, prior to 10:00 A.M., New York City time, on October 1, 2001 a certificate setting forth the calculation of and the number of Purchasable Shares. In order to exercise this Warrant, in whole or in part, the Holder shall (x) deliver to the Company at the Designated Office a written notice of the Holder's election to exercise this Warrant (an "Exercise Notice"), which Exercise Notice shall be irrevocable and specify the number of shares of Common Stock to be purchased, together with this Warrant and (y) pay to the Company the Warrant Price (the date on which both such delivery and payment shall have first taken place being hereinafter sometimes referred to as the "Exercise Date"). Such Exercise Notice shall be in the form of the subscription form attached as ANNEX A to this Warrant, duly executed by the Holder or its duly authorized agent or attorney.

          (b) Upon receipt by the Company of such Exercise Notice, Warrant and payment of the Warrant Price, the Company shall, as promptly as practicable, and in any event within five (5) Business Days thereafter, execute (or cause to be executed) and deliver (or cause to be delivered) to the Holder a certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereafter provided. The stock certificate or certificates so delivered shall be, to the extent possible, in such denomination or denominations as the exercising Holder shall reasonably request in the Exercise Notice and shall be registered in the name of the Holder or such other name as shall be designated in the Exercise Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and the Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Common Stock for all purposes, as of the Exercise Date, PROVIDED, HOWEVER, that a Holder shall not be entitled to revoke, rescind or modify its Exercise Notice after such notice is delivered to the Company.

          (c) Payment of the Warrant Price shall be made (i) by delivery to the Company of a certified or official bank check in the amount of such Warrant Price or (ii) without the payment of cash, by (1) canceling outstanding Loans (including accrued interest thereon through the Exercise
Date) held and designated by such Holder in an amount equal to the Warrant Price, subject to appropriate allocation of cancelled Loans among the parties to the Credit Agreement, (2) reducing the number of shares of Common Stock which would be obtainable upon the exercise of this Warrant by the payment of the Warrant Price solely in cash so as to yield a number of shares of Common Stock upon the exercise of this Warrant equal to the product of (x) the number of shares of Common Stock issuable as of the Exercise Date upon the exercise of this Warrant (if payment of the Warrant Price were being made in cash) and (y) the Cashless Exercise Ratio or (3) any combination of permitted exercises pursuant to clauses (1) and (2) above. An exercise of this Warrant in accordance with the immediately preceding clause (ii) is herein called a "Cashless Exercise". Subject to
Section 2.1 hereof, the rights represented by this Warrant shall be exercisable at the election of the Holder thereof either in full at any time or from time to time in part and in the event that a certificate is surrendered for exercise of less than all the Warrants represented by such certificate at any time prior to the Expiration Date, a new certificate representing the remaining Warrants shall be issued.

          (d) If this Warrant shall have been exercised in part, the Company shall, at the time of delivery of the certificate or certificates representing the shares of Common Stock being issued, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased shares of Warrant Stock called for by this Warrant. Such new Warrant shall in all other respects be identical with this Warrant.

          2.2. NO LIENS. All shares of Common Stock issuable upon the exercise of this Warrant pursuant to the terms hereof shall be validly issued, fully paid and nonassessable, issued without violation of any preemptive rights and free and clear of all Liens (other than any created by actions of the Holder).

          2.3. FRACTIONAL SHARES. The Company shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share that the Holder of one or more Warrants, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Fair Value of one share of Common Stock on the Exercise Date.

          2.4. CONTINUED VALIDITY AND APPLICATION. A holder of shares of Warrant Stock issued upon the exercise of this Warrant, in whole or in part, including any permitted transferee of such shares (other than a permitted transferee in whose hands such shares no longer constitute Warrant Stock as defined herein), shall continue, with respect to such shares, to be entitled to all rights and to be subject to all obligations that are applicable to such holder by the terms of this Warrant. The Company shall, at the time of any exercise of this Warrant or any transfer of Warrant Stock, upon the written request of the holder of the shares of Warrant Stock issued in connection with such exercise or transfer, acknowledge in writing, in a form reason ably satisfactory to such holder, its continuing obligation to afford to such holder such rights referred to in this
Section 2.4; PROVIDED, HOWEVER, that if such holder of Warrant Stock shall fail to make any such written request, such failure shall not affect the continuing obligation of the Company to afford to such holder all such rights.

3.   TRANSFER, DIVISION AND COMBINATION

          3.1. TRANSFER. Subject to compliance with Section 8 hereof, each transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of the Company to be maintained for such purpose, upon surrender of this Warrant at the Designated Office, together with a written assignment of this Warrant in the form attached as ANNEX B to this Warrant, duly executed by the Holder or its duly authorized agent or attorney. Upon such surrender and delivery, the Company shall, subject to Section 8 hereof, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Section 8 hereof, may be exercised by the new Holder for the purchase of shares of Common Stock without having a new Warrant issued. This Warrant may not be offered, sold or otherwise transferred by a Holder prior to October 1, 2001.

          3.2. DIVISION AND COMBINATION. Subject to compliance with the applicable provisions of this Warrant, this Warrant may be divided or combined with other Warrants upon presentation hereof at the Designated Office, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its duly authorized agent or attorney. Subject to compliance with the applicable provisions of this Warrant as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

          3.3. EXPENSES. The Company shall prepare, issue and deliver at its own expense any new Warrant or Warrants required to be issued under this Section 3.

          3.4. MAINTENANCE OF BOOKS. The Company agrees to maintain, at the Designated Office, books for the registration and transfer of the Warrants.

4.   ANTIDILUTION PROVISIONS

          The number of shares of Common Stock for which this Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 4.

          4.1. STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If at any time the Company shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common Stock,

          (b) subdivide, split or reclassify its outstanding shares of Common Stock into a larger number of shares of such Common Stock, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of such Common Stock,

then the Exercise Price shall be adjusted to equal the product of the Exercise Price in effect immediately prior to such event multiplied by a fraction the numerator of which is equal to the number of shares of Common Stock Outstanding immediately prior to the adjustment and the denominator of which is equal to the number of shares of Common Stock Outstanding immediately after such adjustment.

          4.2. ISSUANCE OF ADDITIONAL SHARES OF COMMON STOCK. (a) If at any time the Company shall issue or sell any shares of Common Stock in a Subsequent Issuance for a consideration per share that is less than the Fair Value thereof, then, forthwith upon such issuance or sale, the Exercise Price shall be reduced to the price calculated by:

          dividing (i) an amount equal to the sum of (x) the number of shares of Common Stock Fully Diluted Outstanding immediately prior to such Subsequent Issuance multiplied by the then existing Fair Value per share, plus (y) the aggregate consideration (determined in accordance with the provisions of Section 4.7 hereof), if any, received by the Company in connection with such Subsequent Issuance, by (ii) the total number of shares of Common Stock Fully Diluted Outstanding immediately after such Subsequent Issuance.

          (b) The provisions of this Section 4.2 shall not apply to (i) any issuance of Common Stock for which an adjustment is provided for under Section
4.1 hereof or (ii) any issuance or sale of Common Stock pursuant to the exercise of any Stock Purchase Rights or Convertible Securities to the extent that an adjustment shall have been previously made hereunder in connection with the issuance of such Stock Purchase Rights or Convertible Securities pursuant to the provisions of Section 4.3 hereof.

          4.3. ISSUANCES OF STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES

          (a) In the event that the Company shall at any time issue, sell or grant any Stock Purchase Rights to any Person in a Subsequent Issuance, then, for the purpose of Section 4.2 hereof, the Company shall be deemed to have issued at that time a number of shares of Common Stock equal to the maximum number of shares of Common Stock that are or may become issuable upon exercise of such Stock Purchase Rights (or upon exercise of any Convertible Securities issuable upon exercise of such Stock Purchase Rights) for a consideration per share equal to (i) the aggregate consideration per share (determined in accordance with the provisions of Section 4.7 hereof) received by the Company in connection with the issuance, sale or grant of such Stock Purchase Rights plus (ii) the minimum amount of such consideration per share receivable by the Company in connection with the exercise of such Stock Purchase Rights (and the exercise of any Convertible Securities issuable upon exercise of such Stock Purchase Rights).

          (b) In the event that the Company shall at any time issue or sell any Convertible Securities to any Person in a Subsequent Issuance, then, for the purposes of Section 4.2 hereof, the Company shall be deemed to have issued at that time a number of shares of Common Stock equal to the maximum number of shares of Common Stock that are or may become issuable upon the exercise of the conversion or exchange rights associated with such Convertible Securities for a consideration per share equal to (i) the aggregate consideration per share (determined in accordance with the provisions of Section 4.7 hereof) received by the Company in connection with the issuance or sale of such Convertible Securities plus (ii) the minimum amount of such consideration per share receivable by the Company in connection with the exercise of such conversion or exchange rights.

          (c) If, at any time after any adjustment of the Exercise Price shall have been made hereunder as the result of any issuance, sale or grant of any Stock Purchase Rights or Convertible Securities, the maximum number of shares issuable upon exercise of such Stock Purchase Rights or of the rights of conversion or exchange associated with such Convertible Securities shall increase, or the minimum amount of consideration per share receivable in connection with such exercise shall decrease, whether by operation of any antidilution rights pertaining to such Stock Purchase Rights or Convertible Securities, by agreement of the parties or otherwise, the Exercise Price then in effect shall first be readjusted to eliminate the effects of the original issuance, sale or grant of such Stock Purchase Rights or Convertible Securities on such Exercise Price and then readjusted as if such Stock Purchase Rights or Convertible Securities had been issued on the effective date of such increase in number of shares or decrease in consideration.

          (d) If, at any time after any adjustment of the Exercise Price shall have been made hereunder as the result of any issuance, sale or grant of any Stock Purchase Rights or Convertible Securities, any of such Stock Purchase Rights or the rights of conversion or exchange associated with such Convertible Securities shall expire by their terms or any of such Stock Purchase Rights or Convertible Securities shall be repurchased by the Company or a Subsidiary thereof for a consideration per underlying share of Common Stock not exceeding the amount of such consideration received by the Company in connection with the issuance, sale or grant of such Stock Purchase Rights or Convertible Securities, the Exercise Price then in effect shall forthwith be increased to the Exercise Price that would have been in effect if such expiring Stock Purchase Rights or rights of conversion or exchange or such repurchased Stock Purchase Rights or Convertible Securities had never been issued. Similarly, if at any time after any such adjustment of the Exercise Price shall have been made pursuant to Section 4.2 hereof, (i) any additional consideration is received or becomes receivable by the Company in connection with the issuance or exercise of such Stock Purchase Rights or Convertible Securities or (ii) there is a reduction in the conversion ratio applicable to such Convertible Securities so that fewer shares of Common Stock will be issuable upon the conversion or exchange thereof or there is a decrease in the number of shares of Common Stock issuable upon exercise of such Stock Purchase Rights, the Exercise Price then in effect shall be forthwith readjusted to the Exercise Price that would have been in effect had such changes taken place at the time that such Stock Purchase Rights or Convertible Securities were initially issued, granted or sold. In no event shall any readjustment under this Section 4.3(d) affect the validity of any shares of Warrant Stock issued upon any exercise of this Warrant prior to such readjustment, nor shall any such readjustment have the effect of increasing the Exercise Price above the Exercise Price that would have been in effect if the related Stock Purchase Rights or Convertible Securities had never been issued.

          4.4. OTHER ADJUSTMENTS. Notwithstanding any other provision of this Warrant, in the event the Company consummates any transaction or series of transactions which results in an antidilution or similar adjustment pursuant to the terms of any Convertible Securities or Stock Purchase Rights, in each case primarily for the benefit of any member of management or any director of the Company, and such antidilution or similar adjustment is implemented pursuant to and in compliance with the terms of such instrument, the Company shall make a proportionate adjustment to this Warrant; PROVIDED THAT the foregoing and
Section 4.8 hereof shall not be interpreted to result in, or have the effect of requiring, an adjustment to this Warrant upon a repricing of options or similar equity instruments of the Company Beneficially Owned by any employee or director of the Company or any Subsidiary of the Company which is approved in good faith by the Board of Directors (or a committee thereof) of the Company.

          4.5. ADJUSTMENT OF NUMBER OF SHARES PURCHASABLE. Upon any adjustment of the Exercise Price as provided in Sections 4.1, 4.2, 4.3, 4.4, 4.6 and 4.8 hereof, as applicable, the Holder hereof shall thereafter be entitled to purchase upon the exercise of this Warrant, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock (calculated to the nearest 1/100th of a share) obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable on the exercise hereof immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

          4.6. REORGANIZATION, RECLASSIFICATION, MERGER, CONSOLIDATION OR DISPOSITION OF ASSETS. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is any change whatsoever in, or distribution with respect to, the Outstanding Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, (a) shares of common stock of the successor or acquiring corporation or of the Company (if it is the surviving corporation) or (b) any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property") are to be received by or distributed to the holders of Common Stock who are holders immediately prior to such transaction, then the Holder of this Warrant shall have the right thereafter to receive, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In such event, the aggregate Exercise Price otherwise payable for the shares of Common Stock issuable upon exercise of this Warrant shall be allocated among the shares of common stock and Other Property receivable as a result of such reorganization, reclassification, merger, consolidation or disposition of assets in proportion to the respective fair market values of such shares of common stock and Other Property as determined in good faith by the Board of Directors of the Company. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be reasonably deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of any shares of the common stock of such successor or acquiring corporation for which this Warrant thus becomes exercisable, which modifications shall be as equivalent as practicable to the adjustments provided for in this Section 4. For purposes of this
Section 4.6, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class that is not preferred as to dividends or assets over any other class of stock of such corporation and that is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities that are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 4.6 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or dispositions of assets.

          4.7. DETERMINATION OF CONSIDERATION. For purposes of Sections 4.2, 4.3, 4.4, 4.6 and 4.8 hereof, as applicable, the consideration received and/or receivable by the Company in connection with the issuance, sale, grant or exercise of additional shares of Common Stock, Stock Purchase Rights or Convertible Securities, irrespective of the accounting treatment of such consideration, shall be valued as follows:

          (a) CASH PAYMENT. In the case of cash, the net amount received by the Company after deduction of any underwriting commissions or concessions paid or allowed by the Company.

          (b) SECURITIES OR OTHER PROPERTY. In the case of securities or other property, the fair market value thereof as of the date immediately preceding such issuance, sale, grant or exercise as determined in good faith by the Board of Directors of the Company.

          (c) ALLOCATION RELATED TO COMMON STOCK. In the event shares of Common Stock are issued or sold together with other securities or other assets of the Company for a consideration which covers both, the consideration received (computed as provided in (a) and (b) above) shall be allocable to such shares of Common Stock as determined in good faith by the Board of Directors of the Company.

          (d) ALLOCATION RELATED TO STOCK PURCHASE RIGHTS AND CONVERTIBLE Securities. In case any Stock Purchase Rights or Convertible Securities shall be issued or sold together with other securities or other assets of the Company, together comprising one integral transaction in which no specific consideration is allocated to the Stock Purchase Rights or Convertible Securities, the consideration allocable to such Stock Purchase Rights or Convertible Securities shall be determined in good faith by the Board of Directors of the Company.

          (e) DIVIDENDS IN SECURITIES. In case the Company shall declare a dividend or make any other distribution upon any stock of the Company payable in either case in Common Stock or Convertible Securities, such Common Stock or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          (f) MERGER, CONSOLIDATION OR SALE OF ASSETS. In case any shares of Common Stock, Stock Purchase Rights or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the assets and business of the non-surviving corporation attributable to such Common Stock, Stock Purchase Rights or Convertible Securities, as is determined in good faith by the Company's Board of Directors.

          4.8. OTHER DILUTIVE EVENTS. In case any event shall occur as to which the other provisions of this Section 4 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof as determined in good faith by the Company's Board of Directors (including, without limitation, the issuance of equity securities (other than as specifically provided in Sections 4.1, 4.2, 4.3, 4.4 and 4.6), the distribution to all holders of Common Stock of evidences of indebtedness, cash or other property (other than cash dividends paid in the ordinary course of business), the granting of "phantom stock" rights or "stock appreciation rights" or the repurchase of outstanding shares of Common Stock, Convertible Securities or Stock Purchase Rights for a purchase price exceeding Fair Value; PROVIDED, HOWEVER, that the Company shall be permitted to effect (i) a self tender offer of Common Stock up to 10% of the Fully Diluted Outstanding Common Stock at a price not to exceed Fair Value on the date the self tender offer is first publicly announced by the Company and (ii) a redemption of Convertible Securities in accordance with the terms of such instrument as in effect on the date hereof), then, in each such case, the Majority Warrant Holders may select an independent investment banking firm of nationally recognized standing and reasonably acceptable to the Company to make a determination as to the adjustment, if any, required to be made on a basis consistent with the essential intent and principles hereof as determined in good faith by the Board of Directors of the Company as a result of such event in order to preserve the purchase rights represented by the Warrants. If the investment bank selected by the Majority Warrant Holders is not reasonably acceptable to the Company, and the Company and the Majority Warrant Holders cannot agree on a mutually acceptable investment bank, then the Company and the Majority Warrant Holders shall each choose one such investment bank and the respective chosen firms shall jointly select a third investment bank, which shall make the determination; PROVIDED THAT in no circumstance shall a Holder or any of its Affiliates be permitted to appoint themselves as or serve as a designee or be chosen as such. The Company, on the one hand, and all affected holders of Warrants or Warrant Stock, on the other hand, shall each pay 50% of the costs and fees of each such investment bank (the holders of Warrants and Warrant Stock shall agree among themselves the pro rata allocation of such costs and expenses), and the decision of the investment bank making such determination shall be final and binding on the Company and all affected holders of Warrants or Warrant Stock. Promptly after receipt by the Company of the opinion of such investment bank as to any such required adjustments, the Company shall take any actions necessary to implement same.

          4.9. OTHER PROVISIONS APPLICABLE TO ADJUSTMENTS UNDER THIS SECTION 4. The following provisions shall be applicable to the adjustments provided for pursuant to this Section 4:

          (a) WHEN ADJUSTMENTS TO BE MADE. The adjustments required by this
     Section 4 shall be made whenever and as often as any specified event requiring such an adjustment shall occur. For the purpose of any such adjust ment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

          (b) RECORD DATE. In case the Company shall take a record of the holders of the Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or Stock Purchase Rights or (ii) to subscribe for or purchase Common Stock, Convertible Securities or Stock Purchase Rights, then all references in this Section 4 to the date of the issuance or sale of such shares of Common Stock, Convertible Securities or Stock Purchase Rights shall be deemed to be references to such record date.

          (c) FRACTIONAL INTERESTS. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest 1/100th of a share.

          (d) WHEN ADJUSTMENT NOT REQUIRED. If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution to which the provisions of Section 4.1 hereof would apply, but shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

          (e) MAXIMUM EXERCISE PRICE. Except as provided in Section 4.1 hereof, at no time shall the Exercise Price per share of Common Stock exceed the amount set forth in the first paragraph of the preamble of this Warrant.

          (f) CERTAIN LIMITATIONS. Notwithstanding anything herein to the contrary, the Company agrees not to enter into any transaction that, by reason of any adjustment under Sections 4.1, 4.2, 4.3, 4.4, 4.6 and 4.8 hereof, as applicable, would cause the Exercise Price to be less than the par value of the Common Stock, if any, unless the Company first reduces the par value of the Common Stock to be less than the Exercise Price that would result from such transaction.

          (g) TAX ADJUSTMENTS. The Company may make such reductions in the Exercise Price or increase in the number of Common Stock to be received by any Holder upon the exercise or exchange of this Warrant, in addition to those adjustments required by this Section 4, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Common Stock, or any issuance wholly for cash of any shares of Common
     Stock, or any issuance wholly for cash of shares of Common Stock or Convertible Securities, or any stock dividend, or any issuance of Stock Purchase Rights hereinafter made by the Company to the holders of its Common Stock shall not be taxable to such holders.

          (h) CERTAIN BUSINESS COMBINATIONS. The Company will not merge or consolidate with or into, or sell, transfer or lease all or substantially all of its property to, any other entity unless the successor or purchasing entity, as the case may be (if not the Company), shall expressly agree to provide to each Holder the securities, cash or property required by Section 4.6 hereof upon the exercise or exchange of this Warrant and expressly assumes, by supplemental agreement, the due and punctual performance and observance of each and every covenant and condition of this Warrant to be performed and observed by the Company; PROVIDED, HOWEVER, that the initial obligation of such successor with respect to the exercise or exchange of this Warrant shall be only as set forth in Section 4.6 hereof.

          (i) NOTICE OF ADJUSTMENTS. Whenever the number of shares of Common Stock for which this Warrant is exercisable or the Exercise Price shall be adjusted pursuant to this Section 4, the Company shall forthwith prepare a certificate to be executed by the chief financial officer of the Company setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.6 hereof) describing the number and kind of any other shares of stock or Other Property for which this Warrant is exercisable, and any related change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to each Holder in accordance with Section 14.3 hereof. The Company shall keep at its principal office or at the Designated Office, if different, copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective transferee of a Warrant designated by a Holder thereof.

          (j) INDEPENDENT APPLICATION. Except as otherwise provided herein, all subsections of this Section 4 are intended to operate independently of one another (but without duplication). If any single transaction would require adjustment of the Exercise Price pursuant to more than one subsection of this Section 4, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value.

5.   NO IMPAIRMENT

          The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company shall take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, free and clear of all Liens, and shall use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction over it as may be necessary to enable the Company to perform its obligations under this Warrant.

6. RESERVATION AND AUTHORIZATION OF COMMON STOCK; REGISTRATION WITH OR APPROVAL OF ANY GOVERNMENTAL AUTHORITY

          From and after the Original Issue Date, the Company shall at all times reserve and keep available for issuance upon the exercise of the Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock issuable pursuant to the terms hereof, when issued upon exercise of this Warrant with payment therefor in accordance with the terms hereof, shall be duly and validly issued and fully paid and nonassessable, not subject to preemptive rights and shall be free and clear of all Liens. Before taking any action that would result in an adjustment in the number of shares of Common Stock for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction over such action. If any shares of Common Stock required to be reserved for issuance upon exercise of Warrants require registration or qualification with any governmental authority under any federal or state law (other than under the Securities Act or any state securities law) before such shares may be so issued, the Company will in good faith and as expeditiously as possible and at its expense endeavor to cause such shares to be duly registered or qualified, as the case may be.

7.   NOTICE OF CORPORATE ACTIONS; TAKING OF RECORD; TRANSFER BOOKS

          7.1. NOTICES OF CORPORATE ACTIONS. In the event of: (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities, (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger involving the Company and any other Person or any transfer or other disposition of all or substantially all the assets of the Company to another Person, (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, (d) any amendment of the Certificate of Incorporation of the Company, (e) any registration or public offering of Common Stock or (f) any action taken by the Company which could in any way dilute the Common Stock for which this Warrant is exercisable, the Company shall mail to each Holder of a Warrant in accordance with the provisions of Section 14.3 hereof a notice specifying
(i) the date or expected date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right and (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation, winding-up or other event is to take place, the time, if any such time is to be fixed, as of which the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for the securities or Other Property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, disposition, dissolution, liquidation, winding-up or other event and a description in reasonable detail of the transaction. Such notice shall be mailed to the extent practicable under the circumstances as determined in the reasonable judgment of an officer of the Company at least fifteen (15) days prior to the date therein specified, and shall describe the material terms of the matter in question. In the event that the Company at any time sends any other notice to the holders of its Common Stock, it shall concurrently send a copy of such notice to each Holder of a Warrant.

          7.2. TAKING OF RECORD. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of any Section hereof refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day.

          7.3. CLOSING OF TRANSFER BOOKS. The Company shall not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

          7.4. NO RIGHTS AS STOCKHOLDERS. Except as provided herein, Holders shall have no rights as holders of Common Stock of the Company solely as a result of being the Beneficial Owner of a Warrant. Holders shall have no right to vote, consent or otherwise participate with respect to matters submitted to a vote of the stockholders of the Company.

8.   TRANSFER

          The Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Section 8.

          8.1. RESTRICTIONS ON TRANSFER. Neither this Warrant nor any shares of Restricted Common Stock issued upon the exercise hereof shall be Transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from the registration provisions thereof. This Warrant may not be offered, sold or otherwise transferred by a Holder prior to October 1, 2001. Subject to Section 2.1(a) hereof, the Holder of this Warrant by its acceptance hereof agrees to offer, sell or otherwise transfer such Warrant, after September 30, 2001 and prior to the date (the "Resale Restriction Termination Date") which is two years after the later of the Original Issue Date and the last date on which the Company or any Affiliate of the Company was the owner of this Warrant (or any predecessor of this Warrant), only (a) to the Company, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) for so long as this Warrant is eligible for resale pursuant to Rule 144A under the Securities Act ("Rule 144A"), to a person it reason ably believes is a "qualified institutional buyer" as defined in Rule 144A that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) to an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is an institutional accredited investor acquiring the security for its own account or for the account of such an institutional accredited investor for investment purposes and not with a view to or for offer or sale in connection with any distribution in violation of the Securities Act or (e) pursuant to any other available exemption from the registration requirements of the Securities Act, including the exemption provided for by Rule 144 (if available), subject to the Company's right prior to any such offer, sale or transfer pursuant to clauses
(d) or (e) to require the delivery of an Opinion of Counsel, certification and/or other information reasonably satisfactory to it. The legends contained in Section 8.2 hereof will be removed upon the written request of the Holder after the Resale Restriction Termination Date. In connection with any Transfer, the Holder will deliver to the Company such certificates and other information as the Company may reasonably require to confirm that the transfer complies with the foregoing restrictions. Holders of the Warrants or the Restricted Common Stock, as the case may be, shall not be entitled to Transfer such Warrants or such Restricted Common Stock except in accordance with this Section 8.1.

          8.2. RESTRICTIVE LEGENDS.

          (a) Except as otherwise provided in this Section 8, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with two legends in substantially the following forms:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED FOR BY RULE 144 (IF AVAILABLE), SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT. THIS LEGEND WILL BE REMOVED UPON THE WRITTEN REQUEST OF THE HOLDER AFTER THE RE SALE RESTRICTION TERMINATION DATE. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

     "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE ENTITLED TO THE BENEFIT OF AND ARE SUBJECT TO CERTAIN OBLIGATIONS SET FORTH IN THE WARRANT PURSUANT TO THE EXERCISE OF WHICH SUCH SHARES WERE ISSUED. A COPY OF SUCH WARRANT IS AVAILABLE AT THE EXECUTIVE OFFICES OF THE COMPANY."

          (b) Except as otherwise provided in this Section 8, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

     "NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING THE EXEMPTION PROVIDED FOR BY RULE 144 (IF AVAILABLE), SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO IT. THIS LEGEND WILL BE REMOVED UPON THE WRITTEN REQUEST OF THE HOLDER AFTER THE RE SALE RESTRICTION TERMINATION DATE. IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE COMPANY SUCH CERTIFICATES AND OTHER INFORMATION AS THE COMPANY MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

     THIS WARRANT MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED PRIOR TO OCTOBER 1, 2001.

     THIS WARRANT IS SUBJECT TO CANCELLATION PRIOR TO EXERCISE AS SET FORTH HEREIN.

          8.3. TERMINATION OF SECURITIES LAW RESTRICTIONS. Notwithstanding the foregoing provisions of Section 8 and subject to Section 2.1(a) hereof, the restrictions imposed by Section 8.1 hereof upon the transferability of the Warrants and the Restricted Common Stock and the legend requirements of Section
8.2 hereof shall terminate as to any particular Warrant or shares of Restricted Common Stock when the Company shall have received from the holder thereof an Opinion of Counsel to the effect that such legend is not required in order to ensure compliance with the Securities Act. Whenever the restrictions imposed by Sections 8.1 and 8.2 shall terminate as to this Warrant, as hereinabove provided, the Holder hereof shall be entitled to receive from the Company, at the expense of the Company, a new Warrant bearing the following legend in place of the restrictive legend set forth hereon:

     "THE RESTRICTIONS ON TRANSFERABILITY OF THE WITHIN WARRANT
     CONTAINED IN SECTIONS 8.1 AND 8.2 HEREOF TERMINATED ON
     ______________, 20__, AND ARE OF NO FURTHER FORCE AND EFFECT."

All Warrants issued upon registration of transfer, division or combination of, or in substitution for, any Warrant or Warrants entitled to bear such legend shall have a similar legend endorsed thereon. Wherever the restrictions imposed by this Section 8.3 shall terminate as to any share of Restricted Common Stock, as hereinabove provided, the holder thereof shall be entitled to receive from the Company, at the Company's expense, a new certificate representing such Common Stock not bearing the restrictive legend set forth in Section 8.2(a) hereof.

          8.4. LISTING ON SECURITIES EXCHANGE. If the Company shall list any shares of Common Stock on any securities exchange or on NASDAQ, it shall at its expense, to the extent permitted by the rules of such securities exchange or NASDAQ, list thereon, maintain and, when necessary, increase such listing of, all shares of Warrant Stock issued or, to the extent permissible under the applicable securities exchange rules, issuable upon the exercise of this Warrant.

          8.5. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Warrant Stock is held by a nominee for the Beneficial Owner thereof, the Beneficial Owner thereof may, at its election, be treated as the holder of such Warrant Stock for purposes of any request or other action by any holder or holders of Warrant Stock pursuant to this Warrant or any determination of any number or percentage of shares of Warrant Stock held by any holder or holders of Warrant Stock contemplated by this Agreement. If the Beneficial Owner of any Warrant Stock so elects, the Company may require assurances reasonably satisfactory to it of such owner's Beneficial Ownership of such Warrant Stock; PROVIDED, HOWEVER, that in no event shall there be "double-counting" of Warrants or Warrant Stock.

          8.6 PAYMENT OF TAXES. The Company shall not be required to issue or deliver Warrant Stock or a new Warrant unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of any applicable transfer or stamp taxes or shall have established to the reasonable satisfaction of the Company that such taxes have been paid or are not due and owing.

9.   SUPPLYING INFORMATION; RULE 144

          The Company shall cooperate with each holder of a Warrant and each holder of Warrant Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or shares of Warrant Stock. The Company shall use its best efforts to at all times make public information avail able (as such phrase is interpreted under Rule 144 of the Securities Act) so as to afford the holders of the Warrants and the Warrant Stock the benefits of Rule 144 of the Securities Act in connection with resales, and upon the reasonable written request of any Holder shall provide such Holder with such financial statements, reports and other information as may be reasonably required to permit such Holder to sell Warrants or shares of Warrant Stock to one or more "Qualified Institutional Buyers" under Rule 144A of the Securities Act, in each case as such Rule may be amended from time to time or replaced or supplemented by any similar rule or regulation hereafter adopted by the Commission.

10.  LOSS OR MUTILATION

          Upon receipt by the Company from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and an indemnity reasonably satisfactory to it and, in case of mutilation, upon surrender and cancellation hereof, the Company will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; PROVIDED, HOWEVER, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to the Company for cancellation.

11.  OFFICE OF THE COMPANY

          As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency, which may be the principal executive offices of the Company (the "Designated Office"), where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant. Such Designated Office shall initially be the office of the Company at 110 East 59th Street, New York, NY 10022. The Company may from time to time change the Designated Office to another office of the Company or its agent within the United States by notice given to all registered holders of Warrants at least ten (10) Business Days prior to the effective date of such change.

12.  INVESTMENT REPRESENTATIONS AND OBLIGATIONS OF HOLDER

          (a) The Holder hereby represents that this Warrant is being, and any shares of Warrant Stock issued upon exercise hereof shall be, acquired for its own account, and that it has no intention of distributing any such securities in violation of the federal or any applicable state securities laws.

          (b) The Holder hereby acknowledges that it is able to bear the economic risk of its investment in this Warrant (and any investment in shares of Warrant Stock upon exercise hereof) for an indefinite period of time.

          (c) The Holder hereby represents that it has had an opportunity to ask questions and receive answers concerning this Warrant and to obtain whatever information concerning the Company as has been requested by the Holder in order to make its investment decision with respect to this Warrant.

          (d) The Holder hereby represents that it is (i) an "accredited investor" for purposes of Regulation D promulgated under the Securities Act and (ii) sophisticated in financial matters and able to evaluate the risks and benefits of an investment in this Warrant (and any investment in shares of Warrant Stock upon exercise hereof).

13.  REGISTRATION RIGHTS

          Holders of the Warrants and the Warrant Stock shall be entitled to the benefit of the Registration Rights Agreement.

14.  MISCELLANEOUS

          14.1. COMMISSION REPORTS. If at any time within two years from the date hereof, the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall use its reasonable best efforts to file with the Commission (if permitted by Commission practice and applicable laws and regulations) and provide the Holders within 15 days after it files them with the Commission (or if not permitted, within 15 days after it would have otherwise been required to file them with the Commission), copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act to the extent applicable to the Company at such time. In addition, so long as the Common Stock is publicly traded, the Company shall furnish to the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally.

          14.2. NONWAIVER. No course of dealing or any delay or failure to exercise any right hereunder on the part of the Company or the Holder shall operate as a waiver of such right or otherwise prejudice the rights, powers or remedies of such Person.

          14.3. NOTICE GENERALLY. Any notice, demand, request, consent, approval, declaration, delivery or communication hereunder to be made pursuant to the provisions of this Warrant shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a) if to any Holder of this Warrant or holder of Warrant Stock issued upon the exercise hereof, at its last known address appearing on the books of the Company maintained for such purpose; and

          (b) if to the Company, at its Designated Office,

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, with receipt acknowledged, or three (3) Business Days after the same shall have been deposited in the United States mail, or one (1) Business Day after the same shall have been delivered to Federal Express or another overnight courier service.

          14.4. LIMITATION OF LIABILITY. No provision hereof, in the absence of affirmative action by the Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder to pay the Exercise Price for any Warrant Stock other than pursuant to an exercise of this Warrant or any liability as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

          14.5. REMEDIES. Each holder of Warrants and/or Warrant Stock, in addition to being entitled to exercise its rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights provided under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees, in an action for specific performance, to waive the defense that a remedy at law would be adequate.

          14.6. SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 3.1, 8.1 and 8.2, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the permitted successors and assigns of the Holder hereof. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and to the extent applicable, all holders of shares of Warrant Stock issued upon the exercise hereof (including permitted transferees), and shall be enforceable by any such holder.

          14.7. AMENDMENT. This Warrant and all other Warrants may be modified or amended or the provisions hereof waived with the written consent of the Company and the Majority Warrant Holders, provided that no such Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the written consent of the holder thereof.

          14.8. SEVERABILITY. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant.

          14.9. HEADINGS. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

          14.10. GOVERNING LAW; JURISDICTION. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS WARRANT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, EXCEPT WITH RESPECT TO THE VALIDITY OF THIS WARRANT, THE ISSUANCE OF WARRANT STOCK UPON EXERCISE HEREOF AND THE RIGHTS AND DUTIES OF THE COMPANY WITH RESPECT TO REGISTRATION OF TRANSFER, WHICH SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE. THE COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK CITY SHALL HAVE, EXCEPT AS SET FORTH BELOW, EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE COMPANY AND THE HOLDER OF THIS WARRANT PERTAINING TO THIS WARRANT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT, PROVIDED, THAT IT IS ACKNOWLEDGED THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUT SIDE OF NEW YORK CITY.

             (THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK.)



          IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by a duly authorized officer with effect from the date first set forth above.

                                CORECOMM LIMITED

                                By: /s/ Richard J. Lubasch
                                   --------------------------
                                    Name:  Richard J. Lubasch
                                    Title: Senior Vice President

          IN WITNESS WHEREOF, MORGAN STANLEY SENIOR FUNDING INC. by signing below (a) acknowledges that it has read this Warrant, (b) agrees to be bound by the provisions of this Warrant and (3) makes the representations contained in
Section 12 hereof.

                                MORGAN STANLEY SENIOR FUNDING INC.

                                By:  /s/ Kevin Lockhart
                                    ----------------------
                                    Name:  Kevin Lockhart
                                    Title: Vice President




                                                                        ANNEX A

                                SUBSCRIPTION FORM

                [To be executed only upon an exercise of Warrant]

          The undersigned registered owner of this Warrant irrevocably exercises this Warrant for the purchase of ______ shares of Common Stock and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _________________ whose address is ________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

                                               -------------------------------
                                               (Name of Registered Owner)

                                               -------------------------------
                                               (Signature of Registered Owner)

                                               -------------------------------
                                               (Street Address)

                                               -------------------------------
                                               (City)    (State)    (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.



                                                                       ANNEX B

                                 ASSIGNMENT FORM

          FOR VALUE RECEIVED the undersigned registered owner of this Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

     NAME AND ADDRESS OF ASSIGNEE           NUMBER OF SHARES OF COMMON STOCK
-------------------------------------------------------------------------------


and does hereby irrevocably constitute and appoint ________ _____________ attorney-in-fact to register such transfer onto the books of the Company maintained for the purpose, with full power of substitution in the premises.

Dated:                                          Print Name:
      ----------                                           -------------------

                                                Signature:
                                                           -------------------

                                                Witness:
                                                         ---------------------

NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.